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                                                                    EXHIBIT 11.1

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                      (In Thousands, Except per Share Data)


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
                                                            DECEMBER 31,
                                                            ------------
                                                       1997      1996      1995
                                                       ----      ----      ----
Basic Income Per Share:
  Weighted Average Number of Common and
  Common Equivalent Shares Outstanding:
    Common Stock ..................................    10,702     9,947     9,661
    Common equivalent shares resulting from options      --        --        --
                                                      -------   -------   -------
     Total ........................................    10,702     9,947     9,661
                                                      =======   =======   =======
Net income ........................................   $ 2,651   $ 6,865   $ 5,203
                                                      =======   =======   =======
Basic income per Common Share .....................   $  0.25   $  0.69   $  0.54
                                                      =======   =======   =======

Diluted Income Per Share:
  Weighted Average Number of Common and
    Common Equivalent Shares Outstanding:
    Common Stock ..................................    10,702     9,947     9,661
    Common equivalent shares resulting from options       598       954       416
                                                      -------   -------   -------
     Total ........................................    11,300    10,901    10,077
                                                      =======   =======   =======
Net income ........................................   $ 2,651   $ 6,865   $ 5,203
                                                      =======   =======   =======
Diluted income per Common Share ...................   $  0.23   $  0.63   $  0.52
                                                      =======   =======   =======
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